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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


October 3, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Harlyn Products, Inc. dated October 3, 1996.

Yours truly,

/s/ Deloitte & Touche LLP